EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SymmetriCom, Inc. on Form S-8 of our reports dated July 22, 1997 and September 23, 1997, appearing in the Annual Report on Form 10-K of SymmetriCom, Inc. for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
March 4, 1998